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                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-61451, No. 333-61459 and No. 333-129462 and Form
S-3 No. 333-129461) of National HealthCare Corporation of our reports dated February 9, 2004 with respect to the 2003 consolidated financial statements and schedule of National HealthCare Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ERNST & YOUNG LLP

Nashville, Tennessee
March 13, 2006